DEVON GROUP, INC. 281 Tresser Boulevard, Suite 501, Stamford,
Connecticut 06901-3227





                            June 19, 1996






Dear Stockholder:

   On behalf of the Board of Directors, it is my pleasure to invite you to attend our Annual Meeting of Stockholders which will be held on Tuesday, July 30, 1996, at 10:00 A.M. (local time) at The Rockefeller Center Club, 30 Rockefeller Plaza, The Radio City Suite, 64th Floor, New York, New York.

   Enclosed is the official Notice of Annual Meeting together with the Proxy Statement, your Proxy Card and the 1996 Annual Report to Stockholders. In addition to the items of business described in the Proxy Statement, time will be set aside for discussion relating to the Company.

   We hope you will be able to attend the meeting. Whether or not you plan to attend, you are requested to mark, sign, date, and return the enclosed Proxy Card in the envelope provided at your earliest convenience to ensure that your shares will be represented.


                              Sincerely,



                              Marne Obernauer, Jr.
                              Chairman of the Board

                         DEVON GROUP, INC.
                 281 Tresser Boulevard, Suite 501
                 Stamford, Connecticut 06901-3227


             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    To Be Held on July 30, 1996



    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Devon Group, Inc., a Delaware corporation (the "Corporation"), will be held at The Rockefeller Center Club, 30 Rockefeller Plaza, The Radio City Suite, 64th Floor, New York, New York, on July 30, 1996, at 10:00 A.M., local time, for the following purposes:

        1. to elect a Board of seven (7) directors for the ensuing year and until their respective successors have been duly elected and qualified;

        2. to ratify the selection of the firm of KPMG Peat Marwick LLP as auditors for the Corporation for the fiscal year ending March 31, 1997; and

        3. to transact such other business as may properly be brought before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on June 7, 1996, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record on that date will be entitled to vote. A list of such stockholders will be available at the time and place of the Annual Meeting and, during the ten (10) days prior to the Annual Meeting, at the Corporation's office at 281 Tresser Boulevard, Suite 501, Stamford, Connecticut.

    Please vote, sign, date, and return the enclosed Proxy Card in the accompanying envelope at your earliest convenience. If you return your Proxy Card, you may nevertheless attend the Annual Meeting and vote your shares in person.

                         By Order of the Board of Directors,
                                   Robert A. Frasco
                                      Secretary
Stamford, Connecticut
June 19, 1996

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE
VOTE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD FOR
WHICH A STAMPED RETURN ENVELOPE IS PROVIDED.

                         DEVON GROUP, INC.
                 281 Tresser Boulevard, Suite 501
                 Stamford, Connecticut  06901-3227


                          PROXY STATEMENT


                  ANNUAL MEETING OF STOCKHOLDERS

                           JULY 30, 1996


    The accompanying proxy, first being mailed to stockholders on or about June 19, 1996, is solicited by the Board of Directors of Devon Group, Inc., a Delaware corporation (the "Corporation"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on July 30, 1996, and at any adjournments thereof, notice of which is attached hereto.

    Shares represented by a duly executed Proxy Card in the form enclosed herewith received by the Corporation prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the choices specified by the stockholder. If no choice is specified, the shares will be voted FOR the election of the nominees for director named below and FOR the proposal referred to in item 2 in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement.

    Any stockholder may revoke a proxy at any time prior to its exercise by delivering a later dated proxy or a written notice of revocation to the Secretary of the Corporation at the address of the Corporation set forth above or by voting in person at the Annual Meeting. If a stockholder does not plan to attend the Annual Meeting, any proxy or notice should be returned for receipt by the Corporation not later than the close of business on July 26, 1996, the Friday preceding the Annual Meeting. The persons named as proxies on the Proxy Card are officers of the Corporation.

    The cost of solicitation will be borne by the Corporation, including expenses in connection with preparing, assembling, and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made by the Corporation's officers or employees personally or by telephone or telecopy. In addition, the Corporation has engaged the services of Morrow & Co. to assist in the distribution of proxies for a fee of approximately $1,500 plus expenses.

   The Board of Directors has fixed the close of business on June 7, 1996, as the record date for the Annual Meeting. On that date the Corporation had outstanding 7,383,317 shares of Common Stock. Only holders of Common Stock of record at the close of business on June 7, 1996, will be entitled to vote at the Annual Meeting or any adjournments thereof, and each stockholder will be entitled to one vote for each share held, which may be given in person or by proxy authorized in writing.

    No business other than that set forth in this Proxy Statement and the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting. However, should any other matters requiring a vote of stockholders arise, including a question of adjourning the Annual Meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Corporation.

   The mailing address of the Corporation's principal executive office is 281 Tresser Boulevard, Suite 501, Stamford, Connecticut
06901-3227.

              PRINCIPAL HOLDERS OF VOTING SECURITIES

   The following table sets forth the holdings of those persons known to the Corporation to own beneficially 5% or more of the Corporation's Common Stock as of May 24, 1996. Unless otherwise indicated, the named person has sole voting and dispositive power with respect to the shares beneficially owned. This information is based in part on records of the Corporation and in part on information received from the respective security holders.

     Name and Address                          Number of       Percent
   of Beneficial Owner                       Shares Owned     of Class

First Pacific Advisors, Inc................   1,048,700        14.20
  11400 West Olympic Boulevard
  Los Angeles, California 90064

Fidelity Management & Research Company.......   916,950        12.42
  82 Devonshire Street
  Boston, Massachusetts  02109

Marne Obernauer, Jr. (1).....................   857,999        11.62
  c/o Devon Group, Inc.
  450 Park Avenue
  New York, New York  10022

Neumeier Investment Counsel.................... 564,300         7.64
  26435 Carmel Rancho Boulevard
  Carmel, California 93923


(1) Includes an aggregate of 12,000 shares held by Mr. Obernauer, Jr.
    as trustee, for trusts created for the benefit of his two sons, a niece, and a nephew, over which Mr. Obernauer, Jr. has voting and investment power.

                       ELECTION OF DIRECTORS


   Seven directors, all of whom are presently directors of the Corporation, are to be elected at the Annual Meeting, to serve until the 1997 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The persons named as proxies in the accompanying Proxy Card, who have been designated by management, intend to vote, unless otherwise instructed in such Proxy Card, FOR the nominees listed below; that is, for the election of Messrs. Obernauer, Jr., Blank, Dinzole, Gisel, Harrington, Obernauer, and Palmer. If any of these nominees should be unable to serve, the proxies will vote for the election of such other person or persons as shall be determined in accordance with their best judgment.

Information Pertaining to Nominees

    The following table sets forth the name and the age of each nominee, the principal occupation of each nominee during the past five years, and any other directorships held by each nominee in any company subject to the reporting requirements of the Securities Exchange Act of 1934 or in any company registered as an investment company under the Investment Company Act of 1940.

                            Director      Principal Occupation and
   Nominees           Age    Since        Other Directorships Held

Marne Obernauer, Jr....53     1977   Chairman of the Board of Directors
                                     and Chief Executive Officer of the
                                     Corporation since June 1986;
                                     Mr. Obernauer, Jr. is the son of
                                     Mr. Obernauer.

Robert S. Blank........55     1992   Partner of Whitcom Partners since
                                     January 1973; a director of Toll
                                     Brothers, Inc.

John W. Dinzole........69     1969   President and Chief Operating
                                     Officer of the Corporation since
                                     June 1986; Chairman of Black Dot
                                     Graphics, Inc. (a subsidiary of
                                     the Corporation) since October
                                     1992; Chairman and Chief Executive
                                     Officer of Black Dot Graphics,
                                     Inc. from 1969 to October 1992.

William G. Gisel.......80     1982   Retired Chairman, President, and
                                     Chief Executive Officer of Bell
                                     Aerospace Textron, a division of
                                     Textron Inc.

Thomas J. Harrington...56     1990   President and Chief Executive
                                     Officer of Spectrum Capital, Ltd.
                                     since July 1985.

Marne Obernauer........77     1971   Chairman of the Executive
                                     Committee of the Board of
                                     Directors of the Corporation since
                                     June 1986; Chairman of the Board
                                     of Directors of BDH Inc., the
                                     parent of Beverage Distributors
                                     Corporation, a former division of
                                     the Corporation, since June 1986.

Edward L. Palmer.......78     1982   Retired Chairman of the Executive
                                     Committee and Director of Citicorp
                                     and Citibank, N.A.; a director of
                                     Holmes Protection Group, Inc.,
                                     Lanxide Corporation, Phoenix Group
                                     of Funds, and SunResorts Ltd., N.V.

   The Board of Directors recommends that stockholders vote FOR the election of each of the seven nominees.

Operation of the Board of Directors

   The Board of Directors of the Corporation held three meetings in fiscal 1996. Each director attended at least 75 percent of all regular meetings of the Board of Directors and meetings held by all committees of the Board on which he served during fiscal 1996.

   Each director who is not also an employee of the Corporation receives an annual director's fee of $18,000. In addition, for each day that a meeting of the Board of Directors or any committee thereof is held, each director receives a fee of $1,000 for attendance at such meeting, and an additonal $250 for each meeting in excess of one held on the same day.

   The members of the Corporation's Audit Committee are Messrs. Harrington, Blank, and Gisel. The principal functions of the Audit Committee are to ascertain the existence of an effective accounting, budgeting, and internal control system, to review both the independent and internal audit functions, and to be available to meet with the independent auditors to resolve problems, if any, that may arise in connection with audits or otherwise. The Audit Committee held three meetings during fiscal 1996.

   The members of the Corporation's Compensation Committee are Messrs. Gisel, Blank, and Palmer. The principal functions of the Compensation Committee are to fix the compensation of senior officers of the Corporation and subsidiaries and to establish, modify, and maintain the retirement, incentive, and stock option plans of the Corporation and its subsidiaries. The Compensation Committee held two meetings during fiscal 1996.

   The members of the Corporation's Executive Committee are Messrs. Obernauer, Harrington, and Obernauer, Jr. The principal functions of the Executive Committee are to act on behalf of the Board of Directors with respect to such matters as the Board of Directors may specifically designate and to have such powers as the Board of Directors may specifically delegate from time to time. The Executive Committee held two meetings during fiscal 1996.

   The Corporation has no Nominating Committee.

   The following table sets forth the amount and percentage of Common Stock of the Corporation beneficially owned as of May 24, 1996, by the Chief Executive Officer, and the other four most highly compensated executive officers (the "Named Executives"), and by each director and all directors and executive officers as a group. Unless otherwise indicated, the named individuals have sole voting and dispositive power with respect to the shares of Common Stock.

                                                       Common Stock
                                                Amount and
                                                Nature of
                                                Beneficial      Percent
      Name                                      Ownership       of Class

Robert S. Blank..............................    25,000             *
John W. Dinzole..............................   164,000(1)        2.22
Howard A. Fiedler............................   106,393(2)        1.44
Terence M. Flynn.............................   206,368(3)        2.80
William G. Gisel.............................     3,000             *
Thomas J. Harrington.........................    14,000             *
Bruce K. Koch................................     8,000             *
Marne Obernauer..............................   300,000(4)        4.06
Marne Obernauer, Jr..........................   857,999(5)       11.62
Edward L. Palmer.............................    87,874           1.19
Total of all Directors and Executive Officers
(14 Individuals)............................  1,877,563          25.43


* Less than 1%

(1) Includes 160,500 shares held in a trust of which Mr. Dinzole is a beneficiary and the trustee, and includes 3,500 shares held in a limited partnership in which Mr. Dinzole is a general partner and a limited partner.

(2) Excludes 21,500 shares held by Mr. Fiedler's wife, in which Mr. Fiedler disclaims all beneficial interest.

(3) Includes 175,859 shares held by a corporation of which Mr.
    Flynn is the sole shareholder.

(4) Excludes 5,000 shares held by Mr. Obernauer's wife, in which Mr. Obernauer disclaims all beneficial interest.

(5) Includes an aggregate of 12,000 shares held by Mr. Obernauer, Jr., as trustee, for trusts created for the benefit of his two sons, a niece, and a nephew, over which Mr. Obernauer, Jr. has voting and investment power.

                REMUNERATION OF EXECUTIVE OFFICERS


Compensation Committee Report

   As members of the Compensation Committee, it is our duty to set the base salary compensation for the executive officers and to administer the annual bonus plan of the Corporation (the "Corporate Bonus Plan") and the bonus plans of its subsidiaries (the "Subsidiary Bonus Plans"). As part of this process, we annually review the compensation levels of senior management, evaluate the performance of senior management, and consider management succession and related matters.
We take into account how total compensation compares to compensation paid by similar companies as well as the Corporation's performance.

   The compensation policy of the Corporation for its key executives is established by the Compensation Committee. A significant portion of the annual compensation of such executives relates to and is contingent upon the performance of the Corporation. Under the various bonus plans, bonuses are paid based on the performance of the subsidiary to which the officer is assigned, or, in the case of Messrs. Obernauer, Jr., Dinzole, and Koch, the performance of the Corporation on a consolidated basis. For fiscal 1996 maximum annual bonus compensation amounted to 100% of base salary for executives in the Corporate Bonus Plan. Executives participating in the Subsidiary Bonus Plans are not subject to individual maximums. The maximum earned bonus that may be paid in any one year in any of the plans is 50% of a participant's base salary (not including carryovers). The remaining earned but unpaid bonus amount is paid to participants in equal installments at the end of each of the succeeding three fiscal years. In the case of a termination of employment, such carryover amounts may or may not be paid depending upon the circumstances of the termination.

   The Corporation's performance, or that of a subsidiary, for purposes of compensation decisions is measured under the annual bonus plan against goals established and approved by the Compensation Committee. The Corporate Bonus Plan goals specify targeted levels of return on equity, and Subsidiary Bonus Plan goals are based on targeted levels of income before interest and taxes combined with targets related to return on capital employed.

   Executives of the Corporation and its subsidiaries are also eligible to receive stock options under the Corporation's Non-
Qualified Stock Option Plan (the "NSO Plan"), its 1993 Non-Qualified
Stock Option Plan (the "1993 NSO Plan"), and its 1995 Non-Qualified
Stock Option Plan (the "1995 NSO Plan"). The primary purposes of the
NSO Plan, the 1993 NSO Plan, and the 1995 NSO Plan are: (a) to enable executives to acquire shares of the Corporation's Common Stock pursuant to the terms of these Plans, thereby increasing their personal involvement and interest in the Corporation; (b) to enable the Corporation to attract and retain the services of key employees necessary to the growth and development of the Corporation; and (c) to provide a means of rewarding outstanding performance. All of the Plans are administered by the Compensation Committee (the NSO Plan may also be administered by the Board of Directors), which is authorized to designate the optionees, exercise prices, exercise periods, and dates of grants. The exercise price may not be less than 100% of the fair market value of the Common Stock on the date of grant. In fiscal 1996, the Compensation Committee granted 215,000 options under the 1993 NSO Plan and 205,000 options under the 1995 NSO Plan, all at $34.25 per share. Messrs. Fiedler and Koch each received stock options to acquire 50,000 shares of Common Stock. The Corporation also maintains insurance, Section 401(k), profit sharing, and other retirement plans for its employees.

   Mr. Obernauer, Jr.'s base salary for fiscal 1996 was based upon his continuing employment agreement with the Corporation entered into December 30, 1982 (the "Employment Agreement") which provides, among other things, for annual increases to be determined by the Board of Directors in its sole discretion. Mr. Obernauer, Jr.'s base salary was increased to $350,000 effective August 1, 1995. In granting the 11.11% increase ($35,000), the Compensation Committee considered such factors as salaries paid to other similarly situated CEOs and the Corporation's current performance trends. The perquisites and other benefits received by Mr. Obernauer, Jr. are provided pursuant to his Employment Agreement and are consistent with those provided other similarly situated CEOs.

   No member of the Compensation Committee is a former or current officer or employee of the Corporation or any of its subsidiaries.


                                        Compensation Committee



                                        William G. Gisel, Chairman

                                        Robert S. Blank

                                        Edward L. Palmer




May 24, 1996

Summary Compensation Table

   Set forth below is information with respect to the remuneration paid by the Corporation and its subsidiaries during the fiscal years ended March 31, 1996, 1995, and 1994, to the Named Executives.

                    Annual Compensation                Long Term Compensation
                                                         Awards         Payouts
                                                            Securities
                                        Other    Restricted Underlying
Name and                                Annual     Stock     Option/     LTIP    All Other
Principal   Fiscal  Salary    Bonus  Compensation  Award(s)   SARs     Payouts  Compensation
Position     Year    ($)       ($)     ($) (1)       ($)       (#)       ($)       ($) (3)

Marne        1996   338,333   338,333     -           -         -         -         5,393
 Obernauer,  1995   309,333   309,333     -           -         -         -         7,371
 Jr.         1994   292,667   292,667     -           -         -         -        18,209
 Chairman
 and CEO

John W.      1996   350,000   350,000  105,700(2)     -         -         -         7,784
 Dinzole     1995   326,667   326,667  105,700(2)     -         -         -        10,824
 President   1994   317,666   317,666  105,700(2)     -         -         -        14,703
 and COO

Bruce K.     1996   212,333   212,333      -          -      50,000       -         5,369
 Koch        1995   201,333   201,333      -          -         -         -         7,337
 Exec. V.P.  1994   190,667   190,667      -          -      35,000       -        10,145
 Operations
 and Finance
 and CFO

Howard A.    1996   195,000   330,000      -          -      50,000       -         7,787
 Fiedler     1995   190,000   300,000      -          -         -         -        10,797
 CEO, Black  1994   185,000   290,000      -          -      35,000       -        13,320
 Dot
 Graphics,
 Inc.

Terence M.   1996   221,813   115,000    70,000(2)    -         -         -         6,428
 Flynn       1995   209,463   115,400    70,000(2)    -         -         -         5,828
 President,  1994   198,660   102,250    70,000(2)    -         -         -         5,828
 Portal
 Publications,
 Ltd.

(1)Perquisites do not exceed the lesser of either $50,000 or 10% of total salary and bonus.

(2)Reflects amounts received pursuant to the Corporation's Executive
Retirement Compensation Plan.

(3)Includes amounts allocated during fiscal 1996 by the Corporation under subsidiary profit sharing and savings plans as follows:
Messrs. Obernauer, Jr. $5,393, Dinzole $7,784, Koch $5,369, Fiedler $7,787, and Flynn $600. Also includes $5,828 of premiums paid by the Corporation for term life insurance on the life of Mr. Flynn.

Option Grants in Last Fiscal Year

   The following table sets forth for each of the Named Executives, the number of stock options granted during fiscal 1996 pursuant to the NSO Plan, 1993 NSO Plan, and the 1995 NSO Plan, the percentage of total grants to all employees represented by such grant, the per share exercise price, the expiration date, and the potential realizable value of each grant based on assumed annual rates of stock price appreciation of 5% and 10% compounded over the actual term of each option or grant.

                                                                           Potential
                                                                          Realizable
                                                                        Value at Assumed
                                                                         Annual Rates of
                                                                           Stock Price
                                                                          Appreciation for
                               Individual Grants                             Option Term

                     Number of   % of Total
                     Securities    Options      Exercise
                     Underlying   Granted to     or Base
                     Options      Employees       Price   Expiration      5%      10%
     Name            Granted   in Fiscal Year     ($/Sh)    Date         ($)      ($)

Marne Obernauer, Jr.   -              -             -         -           -        -
John W. Dinzole        -              -             -         -           -        -
Howard A. Fiedler    50,000         11.90%        34.25     7/25/01    582,414  1,321,298
Terence M. Flynn       -              -             -         -           -        -
Bruce K. Koch        50,000         11.90%        34.25     7/25/01    582,414  1,321,298


Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-end
Option Values

   The following table sets forth for each of the Named Executives, any stock options exercised pursuant to the NSO Plan, 1993 NSO Plan, and 1995 NSO Plan, the net value realized upon exercise (closing price on the date of exercise minus exercise price), the number of options held at fiscal year-end, and the aggregate value of in-the-money options held at fiscal year-end (based on year-end closing price minus exercise price).

                                                     Number of             Value of Unexercised
                    Shares Acquired  Value       Unexercised Options       In-the-Money Options
                     on Exercise    Realized      at Fiscal Year-end         at Fiscal Year-end
     Name                 (#)         ($)                (#)                        ($)
                                            (Exercisable/Unexercisable) (Exercisable/Unexercisable)

Marne Obernauer, Jr.       -           -                 -                           -
John W. Dinzole            -           -                 -                           -
Bruce K. Koch            23,500     682,375        20,000/89,500                  270,250/699,875
Howard A. Fiedler          -           -           15,500/69,500                  123,375/287,875
Terence M. Flynn           -           -                 -                           -

Executive Retirement Compensation Plan

   The Corporation's Executive Retirement Compensation Plan (the "Retirement Plan") is a noncontributory and unfunded defined benefit plan which is not subject to the requirements of the Employee Retirement Income Security Act of 1974. Eligibility for and level of participation in the Retirement Plan is at the sole discretion of the Compensation Committee of the Board of Directors. Retirement contracts entered into with each participant in the Retirement Plan establish the amounts to be allocated annually to such participant's retirement compensation account. Such amounts are determined separately for each participant. Each retirement account accrues interest at the rate of 6% per annum and establishes the benefit levels which such participant will be eligible to receive upon retirement at age 65. Benefits are paid for the life of the participant if such participant shall have remained in the employ of the Corporation until age 65. Since the Retirement Plan is not funded, these allocated amounts are currently expensed but not paid. If a participant retires or dies or his retirement contract is otherwise terminated before he reaches age 65, a benefit equal to the value at such date of all allocations to his retirement compensation account becomes payable to the participant or his designated beneficiary in 120 monthly installments.

   The following table reflects amounts expensed (but not paid) by the Corporation during fiscal 1996, estimated annual benefits at March 31, 1996 (assuming employment until age 65 and based upon current bonus level, limited to 50% of salary), and credited years of service for each of the Named Executives:

                                                      Estimated        Years
                                  Fiscal 1996      Annual Benefits      of
                                Amounts Expensed     at Age 65        Service

Marne Obernauer, Jr....             $82,730           $220,937          22
John W. Dinzole........              54,060            105,700          27
Howard A. Fiedler......              30,614             70,000          27
Terence M. Flynn.......              36,386             70,000          26
Bruce K. Koch..........                -                  -             18

Total of all Named Executives      $203,790           $466,637



   As required by the Retirement Plan, Messrs. Dinzole and Flynn receive annual payments under the Retirement Plan in the amounts of $105,700 and $70,000, respectively.

Executive Agreements

   The Corporation (or a subsidiary of the Corporation) has entered into separate employment agreements with each of Messrs. Obernauer, Jr., Dinzole, Fiedler, Flynn, and Koch. Set forth below is a description of the principal terms of the employment agreements with each Named Executive.

   The Corporation agrees to employ the Named Executive unless and until the Corporation shall give him written notice of termination at least one year prior to an anniversary date defined in the agreement. The Named Executive agrees to serve the Corporation in such executive capacities as may be determined by the Board of Directors and shall devote his full time to the affairs of the Corporation. The Named Executive receives a base compensation amount, which may be increased by the Board of Directors, and an incentive bonus in accordance with existing plans. The employment agreements for Messrs. Obernauer, Jr., Dinzole, and Flynn provide for their participation in the Corporation's Executive Retirement Compensation Plan. Each employment agreement gives the Named Executive the right to receive benefits under any other incentive, retirement, group life, health, or accident insurance, hospitalization, or other benefit plan which may be in effect at the Corporation. The Corporation is also obligated to supply an automobile to Messrs. Obernauer, Jr., Dinzole, and Flynn and to reimburse them for all business expenses incurred in connection with the performance of their duties. Each employment agreement may be terminated by the Corporation for any illness or incapacity of the Named Executive extending beyond a six-month period by giving him thirty days notice of termination at the expiration of the six-month period and at any time prior to his return to employment and performance of his full duties thereunder. Each employment agreement will also terminate upon the Named Executive's death, and the Corporation retains the right to terminate the Named Executive's employment for cause (as described therein) at any time.

                         PERFORMANCE GRAPH


   The following line graph compares, over a five-year period, the cumulative return, calculated on a dividend reinvested basis, on a $100.00 investment on April 1, 1991 in the Corporation's Common Stock, the S & P 500 market index, and a Corporation-chosen peer group. The Corporation's fiscal year ends on March 31.




                        3/31/92    3/31/93    3/31/94   3/31/95   3/31/96
   Devon Group, Inc.    $150.00    $384.21    $389.47   $610.53   $600.00
   S & P 500            $110.98    $127.84    $129.69   $149.48   $194.53
   Peer Group*          $105.07    $117.40    $128.47   $127.67   $144.96


*The companies that comprise the Corporation-chosen peer group are Banta Corporation, Cadmus Communications Corporation, R.R. Donnelley & Sons Company, Gibson Greetings, Inc., and Graphic Industries, Inc., all of which are engaged in businesses similar to that of the Corporation.

               RATIFICATION OF SELECTION OF AUDITORS


   The Board of Directors of the Corporation has selected KPMG Peat Marwick LLP as the firm of independent auditors to audit the accounts of the Corporation and its subsidiaries for the fiscal year ending March 31, 1997. This firm, which has acted as auditors for the Corporation since 1970, expects to have a representative at the Annual Meeting who will have the opportunity to make a statement, and who will be available to answer appropriate questions. If the stockholders do not ratify the selection of KPMG Peat Marwick LLP, the Board of Directors will reconsider its selection. A majority of the votes cast at the Annual Meeting will be required for ratification.

      The Board of Directors recommends that stockholders vote FOR the ratification of the selection of KPMG Peat Marwick LLP.


                      STOCKHOLDERS' PROPOSALS


      The Corporation will consider including a stockholder's proposal for action at its 1997 Annual Meeting of Stockholders in the proxy material to be mailed to its stockholders in connection with that Meeting if such proposal is received at the principal office of the Corporation no later than February 20, 1997. In order to curtail controversy as to the date on which a proposal is received by the Corporation, it is suggested that proponents submit their proposals by certified mail, return receipt requested. There were no proposals received by the Corporation for the 1996 Annual Meeting.

                                  By Order of the Board of Directors,


                                        Robert A. Frasco
                                           Secretary



June 19, 1996

                          DEVON GROUP, INC.
                 281 Tresser Boulevard, Suite 501
                 Stamford, Connecticut 06901-3227

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
CORPORATION

   The undersigned hereby appoints Robert H. Donovan, Robert A. Frasco, and Bruce K. Koch as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them separately without the other to represent and to vote as designated below, all the shares of common stock of Devon Group, Inc. held of record by the undersigned on June 7, 1996, at the annual meeting of stockholders to be held at The Rockefeller Center Club, 30 Rockefeller Plaza, The Radio City Suite, 64th Floor, New York, New York, on July 30, 1996 at 10:00 A.M., local time, and at any adjournment thereof.

1.  ELECTION OF DIRECTORS

    FOR all nominees listed below       WITHHOLD AUTHORITY to vote
    (except as marked to the contrary   for all nominees listed below
     below)


    Marne Obernauer, Jr., Robert S. Blank, John W. Dinzole,
    William G. Gisel, Thomas J. Harrington, Marne Obernauer, and
    Edward L. Palmer.

    Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below




2. Ratification of the selection of KPMG Peat Marwick LLP as auditors for the fiscal year ending March 31, 1997

                           For       Against       Abstain


3.  Upon such other business as may properly come before the meeting.





          (Continued and to be signed and dated on reverse side)
    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
    DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR ITEM 2.

                           Please sign exactly as name appears hereon.
                           When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                  Dated:                       , 1996



                                               Signature





                                       Signature if held jointly






                           PLEASE MARK, SIGN, DATE, AND RETURN
                           THE PROXY CARD PROMPTLY USING THE
                           ENCLOSED ENVELOPE.